Comerica Incorporated
2013 Annual Meeting of Shareholders
Remarks of
Ralph W. Babb, Jr.
Chairman and CEO
(Slide 13)
Jon W. Bilstrom, Executive Vice President-Governance, Regulatory Relations and Legal Affairs, and Secretary:
Before our Chairman begins his remarks on Comerica's financial results, let me remind you that his presentation and remarks may contain forward-looking statements.  In that regard, you should be mindful of the risks and uncertainties that can cause future results to vary from expectations.  On screen, you can see our safe harbor statement, which identifies forward-looking statements and important factors that could cause actual results to differ materially from those in the forward-looking statements.  Copies are available at the desk in the back of the room for anyone who would like them. Forward-looking statements that meet the Securities and Exchange Commission's criteria are protected against private litigation liability under the federal securities laws.
(Slide 14)
Ralph W. Babb, Jr., Chairman and CEO:
Good morning.

(Slide 15)
We have demonstrated our endurance in this challenging economic cycle by staying on course and not veering from our relationship banking strategy. Despite a low-rate environment and uncertainty over our nation's fiscal future, we successfully navigated our way to increased profitability in 2012, with strong loan growth and record deposits.
(Slide 16)
By continuing to focus on our vision of helping people and businesses be successful, and by being in the right markets, with the right people, products and services, we believe we are positioned for the road ahead.
We feel confident that our strategy is the appropriate one in this economic environment and can assist us in our efforts to continue to grow.
(Slide 17)
At this time, I would like to review our 2012 and first quarter 2013 financials, solid capital position, stock performance, and executive compensation. Then, I will discuss how we are capitalizing on opportunities, and our commitment to community, diversity and sustainability, before opening it up for your questions.
(Slide 18)
We reported net income of $521 million in 2012, an increase of $128 million, or 33 percent, over 2011. The increase in net income generally reflected growth in loans, including those resulting from our July 2011 acquisition of Houston-based Sterling Bancshares. Average loans were $43.3 billion in 2012, an increase of $3.2 billion, or 8 percent, compared to 2011.

Loans continued to grow in the first quarter of 2013, with average loans up $498 million, compared to the fourth quarter of 2012. The loan growth reflected an increase of $594 million, or 2 percent, in commercial loans, partially offset by a decrease of $106 million, or 1 percent, in commercial real estate loans. A $356 million decrease in Mortgage Banker Finance was more than offset by broad-based increases in other business lines, including general Middle Market, National Dealer Services, Energy, and Technology & Life Sciences.
Average total deposits in 2012 increased $5.8 billion, or 13 percent, from 2011, with growth in most business lines and across all markets. We ended the year with a record $52.2 billion in total deposits.
Average deposits decreased $590 million in the first quarter to $50.7 billion, primarily reflecting a decrease of $1.3 billion, or 6 percent, in non-interest bearing deposits, largely related to our Financial Services Division, which provides services to title and escrow businesses.
Credit quality improved significantly in 2012. As a result of the overall improvement in credit quality, the provision for credit losses declined $65 million, or 45 percent, from 2011.
Credit quality was stable in the first quarter, as our strong credit culture continued to be reflected in solid credit quality metrics. We had lower net charge-offs, along with declining nonperforming loans. The provision for credit losses was basically unchanged from the fourth quarter of 2012.

Our expenses remained well controlled in 2012 and the first quarter of 2013, as we continued to demonstrate throughout the cycle that we can carefully manage expenses. Noninterest expenses decreased $14 million in 2012, compared to a year earlier, and decreased $11 million to $416 million in the first quarter of 2013.
(Slide 19)
Our capital position has remained a source of strength to support our growth. As you will recall, in 2010, we were among the first of our peers to end its participation in the U.S. Treasury's Capital Purchase Program, commonly called TARP. Following the economic downturn, we also were among the first of our peers to raise its dividend and to do an unassisted acquisition (Sterling, 2011).
On April 24, 2012, the board of directors increased the quarterly cash dividend for common stock 50 percent to 15 cents per share. Then, on January 22, 2013, the board increased the quarterly cash dividend 13 percent to 17 cents per share. The dividend increases reflect our company's strong capital position and solid financial performance, and were part of our 2012 Capital Plan. We also repurchased 10.1 million shares in 2012 under our share repurchase program. Combined with dividends, we returned 79 percent of net income to shareholders in 2012.
On March 14, 2013, we announced that the Federal Reserve had completed its 2013 Capital Plan review and that it did not object to our plan and contemplated capital distributions. Our plan includes up to $288 million in equity repurchases for the four-quarter period that ends in the first quarter 2014.

We remain focused on total payout to shareholders, reflected by share repurchases and dividends, while maintaining our strong capital ratios.
(Slide 20)
With respect to stock performance, the market value of our stock increased 18 percent in 2012, compared to a 13 percent increase in the S&P 500 Index.
From January 1, 2013 through April 17, 2013, Comerica outperformed not only the S&P 500, but the Peer Bank Index and KBW Bank Index, as well. Also, our stock performance over the same period was the best in our peer group. As of April 17, 2013, our stock is up 13 percent from year-end 2012.
Also note that, from April 18, 2008, through April 17, 2013, or the past five years, our stock has performed in the top quartile of our peer group.
(Slide 21)
And now, turning to executive compensation, Comerica's compensation programs are structured to align the interests of our executives with the interests of our shareholders.
They are designed to attract, retain and motivate superior executive talent, provide a competitive advantage within the banking industry and create a framework that delivers pay consistent with financial results over the short and long-term.
The principal components of our executive compensation program are base salaries, short and long-term management cash incentive awards, and long-term stock awards.

At today's meeting, shareholders considered an amendment to our long-term incentive plan to increase the number of shares available for grants as well as expand the list of performance goals to include capital measures. Based on our estimates, this would allow us to consider awards to our executives through 2016. Stock options and restricted shares align management with shareholder interests by providing value when the stock price increases.
Our compensation programs and principles are based on a strong pay for performance philosophy and a commitment to balanced performance metrics that encourage sound governance and discourage excessive risk taking.
Also, our senior officers are expected to hold a multiple of their salary in our stock pursuant to our stock ownership guidelines. This practice aligns senior officers with shareholder interests and promotes good corporate citizenship.
All named executive officers have met their stock ownership guideline levels at March 31, 2013.
Comerica's Governance, Compensation and Nominating Committee reviews executive compensation programs to ensure they remain consistent with the company's long-term goals, and reviews evolving governance, market practices and shareholder feedback.
As a result of this review, we have rebalanced the mix of equity awards, included a performance metric on restricted stock units, and strengthened our stock ownership guidelines. In recent years, we also adopted a clawback policy and made changes to our management incentive plan.
We believe that our 2012 executive compensation is reflective of our overall financial performance.
(Slide 22)
Turning to opportunities in 2013 and beyond, as you know, we operate in three primary markets - Texas, California and Michigan, as well as in Arizona and Florida, with select businesses operating in several other states, as well as in Mexico and Canada.
You can see here how our footprint has evolved since 2003, reflecting the balanced growth strategy we put in place in late 2004 to focus on growth markets. With the acquisition of Sterling Bancshares in the third quarter of 2011, we significantly increased our presence in the fast growing Texas market and continue to move the needle in achieving a balanced geographic footprint. This slide gives you a sense of how far we have come in terms of our growth and balance.
(Slide 23)
Further exemplifying our geographic balance, this slide shows our average loans and deposits as of the first quarter 2013. We have a unique footprint that provides economic and customer diversity. Comerica operates in major metropolitan areas which have an abundance of businesses of all sizes, particularly small and middle market companies where we can leverage our personal banking and wealth management services.

As you can see on the slide, our California and Michigan markets are nearly equal in average loan balances, and our Texas average loans now exceed $10 billion.
(Slide 24)
We have been operating in Texas for about 25 years, and it has been more than five years since we relocated our corporate headquarters to Dallas.
We continue to leverage our standing as the largest U.S. commercial bank headquartered in the Lone Star State in order to generate new customer relationships and expand existing ones.
The Texas economy continues to be a growth leader. Overall job creation in Texas continues to be well above the national average, supported by strong drilling activity and manufacturing conditions. The Texas economy leads the nation in job growth, and has added more than 900 jobs a day over the last year.
Housing in Texas is also gaining momentum, as new and existing home sales increase, prices firm up, and new construction activity accelerates to meet growing demand.
We are pleased with the substantial growth opportunities in Texas, including our acquisition of Sterling. Our Energy business, which operates primarily out of Dallas and Houston, has a diverse customer base, and average loans have grown steadily in this business. We are allocating more resources in Texas to Technology and Life Sciences, Environmental Services, and Mortgage Banker Finance, areas in which we have the expertise, and products and services, to make a positive difference for our customers.

(Slide 25)
We have had a presence in California for nearly 30 years. We believe we are well positioned to capitalize on the considerable opportunities in the state, such as with our Technology and Life Sciences, National Dealer Services, and Entertainment businesses. All of these businesses are great sources of referrals for our Wealth Management Services.
California is second in job growth, behind Texas, adding 783 jobs a day over the last 12 months. The California economy is gaining momentum, particularly in northern California, where technology companies in Silicon Valley continue to drive growth. The rate of private-sector job growth in California is now above the U.S. average. Housing markets there are looking firmer even in harder-hit southern California.
(Slide 26)
We have a significant presence in Michigan, continuously serving that market since our bank's founding 163 years ago. We have the second largest deposit market share in the state, based on the latest FDIC deposit market share survey. Our Michigan market headquarters building is in Detroit at the recently renovated Comerica Bank Center, a significant investment which demonstrates the importance of the overall Michigan market to Comerica.
Auto sales in Michigan have gradually increased. We expect this trend to continue through 2013. The economic recovery in Michigan is broadening beyond the auto sector. Housing markets statewide are improving as sales, prices and the rate of new construction all increase.

(Slide 27)
As you know, we focus on building relationships in our markets by engaging our customers through three lines of business.
(Slide 28)
The Business Bank provides more than half of our revenue. We are proud of the depth and breadth of this business, which cannot be built overnight. Comerica has been helping businesses grow and solve challenges for many generations.
Our business bankers have considerable experience, as well as expertise in many industries. They call on our customers consistently, offering strategic insight and counsel, while letting them know we study their businesses and their industries. By doing so, our customers can see that we are committed to their business and that we offer them a level of attention and service that stands apart.
(Slide 29)
Our treasury management products provide businesses with the solutions they need and want. Our national bank card services include our nationally ranked commercial cards. In addition, we are the exclusive financial agent for the U.S. Treasury Department's Direct Express card, which now reaches more than 4 million cardholders.
(Slide 30)
Within our Retail Bank and Wealth Management, we deepen relationships through collaboration with other business lines to bring a broad spectrum of financial products to our customers and prospects. Our goal is to provide the banking services our customers desire, which leads to strong, enduring, profitable relationships.

(Slide 31)
We focus on some highly attractive customer segments that value our relationship banking model. On the Retail side, we target small businesses and affluent customers who are often the owners of these small businesses. Our banking centers are typically located in areas where there is a heavy concentration of these customer segments. And, convenience is a hallmark of the Retail Bank as we focus on making it easy for our customers to access their accounts in the manner they choose.
(Slide 32)
On the Wealth Management side, we target individuals with $1 million or greater, and foundations, institutions and corporations with over $10 million in investable assets. We provide services as a trusted advisor for these clients.
In summary, our three lines of business are key contributors to our overall success. Together with our focus on growth markets, we believe we are well positioned in this environment.
(Slide 33)
At this time, I would like to update you on our strong focus on community, diversity and sustainability.
Our commitment to the community continued in 2012 as we provided more than $9 million to not-for-profit organizations in our markets. Our dedicated employees raised more than $2 million for the United Way and Black United Fund, and donated their personal time with more than 71,000 hours spent helping to make a positive difference in the communities we serve.

(Slide 34)
Our focus on diversity received important national recognition in 2012. For the fourth consecutive year, Comerica was named by LATINA Style Magazine as being among the “50 Best Companies for Latinas to Work For in the U.S.”
And, Black Enterprise Magazine placed Comerica on its 2012 “40 Best Companies for Diversity” list. It is always gratifying to receive such positive recognition. Most recently, Comerica was named to LATINO Magazine's 2013 “LATINO 100” list, the publication's first annual listing of “the top 100 companies providing the most opportunities for Latinos.”

(Slide 35)
In the area of sustainability, Comerica was listed on the 2012 and 2013 FTSE4Good® Index, an equity index series designed to facilitate investment in companies that meet globally recognized corporate responsibility standards. And, with a score of 91 out of 100, the 2012 Carbon Disclosure Project survey showed that Comerica is again among the highest scoring banks in the S&P 500.
(Slide 36)
Looking ahead, we expect to operate in a low-rate environment for quite some time, and are prepared to do so. We believe our focus on growth markets, industry expertise and expense management should assist us in increasing returns to shareholders, and provide us the momentum that will carry us through an extended low-rate environment successfully.
We believe we can continue to grow without adding capacity as a result of the efficiency advances we have made and will continue to make. In addition, we are focused on fee income through greater cross-sell penetration. We believe that broader and deeper customer relationships result in more loyal and profitable customers.
In closing, we are pleased with our continued loan growth, tight expense management, solid deposit base and credit performance, and strong shareholder payout.
Comerica is an enduring company, steeped in a long tradition of relationship banking, with outstanding customer service as our hallmark.
We believe we are ready for the road ahead, and have the right strategy in place to make a positive difference for our shareholders, customers and employees.
(Slide 37)
At this time, we would be happy to answer any questions.